                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                             --------------------

                                   FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) or 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                         FLAGSTAR CAPITAL CORPORATION
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)



               MICHIGAN                              38-3386801
     --------------------------------------------------------------------
     (State of incorporation or organization)     (I.R.S. employer
                                                  identification no.)


2600 TELEGRAPH ROAD, BLOOMFIELD HILLS, MICHIGAN            48302
------------------------------------------------         ---------
(Address of principal executive offices)                 (Zip Code)



       Securities to be registered pursuant to Section 12(b) of the Act:

                                     None
                                     ----

       Securities to be registered pursuant to Section 12(g) of the Act:

                  Preferred Stock, par value $25.00 per share
             ----------------------------------------------------
                               (Title of Class)



                               Page 1 of 4 Pages
                            Exhibit Index on Page 3
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Item 1.  Description of Registrant's Securities to be Registered.

     The information required by this Item is included under the captions "Description of Series A Preferred Shares" (pages 46-51), "Business and Strategy--Distribution" (pages 24-25), "Description of Capital Stock" (pages 52-
54), "The Company" (page 21) and "Risk Factors--Stockholders Could Be Forced to Surrender Their Stock Immediately Upon the Occurrence of a Tax Event" (page 15) of the Prospectus included as part of the Registrant's Registration Statement on Form S-11, File No. 333-42933, as initially filed on December 22, 1997 (the "Form S-11"), and thereafter amended which information is incorporated herein by reference to the Form S-11.

Item 2.  Exhibits.

     The following documents are either filed or incorporated by reference as exhibits to this registration statement as indicated:

     1.  Specimen Preferred Stock Certificate (incorporated by reference to
         Exhibit 4 to Registration Statement on Form S-11 (File No. 333-42933)).

     2. (a) Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3(a)(i) to Registration Statement on the Form S-11 (File No. 333-42933)).

         (b) Bylaws (incorporated by reference to Exhibit 3(b) to the Registration Statement on Form S-11 (File No. 333-42933)).
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                                 EXHIBIT INDEX
                                 -------------


Exhibit
Number
------

1 Specimen Preferred Stock Certificate (incorporated by reference to Exhibit 4 of Registration
     Statement on Form S-11 (File No. 333-42933))

2(a) Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3(a)(i) to the Form S-11)

2(b) Bylaws (incorporated by reference to
     Exhibit 3(b) to the Form S-11)
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                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    FLAGSTAR CAPITAL CORPORATION
                                    ----------------------------
                                    (Registrant)



Date: February 18, 1998             By: /s/ Thomas Hammond
                                       ---------------------------------
                                       Thomas Hammond
                                       Chairman of the Board and
                                        Chief Executive Officer